Exhibit 99.2
VALLEY REPUBLIC BANCORP

Proxy Solicited on Behalf of Board of Directors

The undersigned Shareholder(s) hereby appoint(s) [●], [●], and [●], and any of them, each with full power of substitution, as proxy of the undersigned (the “Proxy Holders”), to attend the Special Meeting of the Shareholders of Valley Republic Bancorp to be held at Stockdale Country Club, 7001 Stockdale Highway, Bakersfield, California 93309, on [●], [●], 2021, at [●] a[p].m., Pacific Time, and any postponement or adjournment thereof, and to vote the number of shares of the common stock, no par value, of Valley Republic Bancorp (the “Company”) the undersigned would be entitled to vote if personally present as indicated below and described in the accompanying Proxy Statement/Prospectus. The undersigned may revoke this proxy at any time prior to its exercise.

The Board of Directors recommends you vote “FOR” Proposals 1 and 2. Unless otherwise specified, this proxy will be voted “FOR” Proposals 1 and 2.

1. Approval of the Merger Agreement and Merger. A proposal to approve and adopt the Agreement and Plan of Merger and Reorganization dated July 27, 2021 by and between TriCo Bancshares and the Company, a copy of which was included with the Proxy Statement /Prospectus as Appendix A, and the merger of the Company with and into TriCo Bancshares with TriCo Bancshares as the surviving corporation. We refer to this proposal as the Merger Proposal.
FOR AGAINST ABSTAIN

2. Grant of Discretionary Authority to Adjourn the Meeting. A proposal to approve the grant of discretionary authority to one or more adjournments of the Special Meeting to a later date or dates, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal.
FOR AGAINST ABSTAIN

(Continued, and to be signed on the other side)
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Exhibit 99.2
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(Please sign and date below)

This proxy will be voted as directed by the Shareholder(s) or, if no instructions are given by the Shareholder(s), the Proxy Holders will vote “FOR” Proposal 1 and “FOR” Proposal 2. No other business may be presented at the Special Meeting.

Please sign exactly as shown at right and give your full title, if applicable. If acting as attorney, executor, trustee or in other representative capacity, please provide title.

Name on account and number of shares as of [●], [●], 2021: _______________________________________

Signature __________________________________________ Dated: _________, 2021

Signature (if jointly held) ______________________________ Dated: _________, 2021

I/We do do not expect to attend the Special Meeting. Number expected to attend: _______

PLEASE PROMPTLY COMPLETE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE FOLLOWING THE ELECTRONIC VOTING INSTRUCTIONS.

VOTE BY INTERNET -www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Special Meeting. Have this proxy in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Special Meeting. Have this proxy in hand when you cal! and then follow the instructions.

VOTE BY MAIL
Mark, sign and date this proxy and return it in the postage·paid envelope we have provided or return it to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.